UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 5, 2015

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE – This Form 8-K/A amends the Form 8-K filed on January 8, 2015, solely to attach Exhibit 99.1, which was inadvertently omitted from the prior filing.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective January 5, 2015, the Board of Directors of CAS Medical Systems, Inc. (the “Company”) appointed Paul A. Molloy to fill the vacancy on the Board resulting from the departure of Lawrence S. Burstein.  The Board of Directors has not yet determined Mr. Molloy’s Board committee assignments.

Since 2013 Mr. Molloy has been the CEO of ClearFlow Inc., an early-stage medical device company focused on post-surgical wound management.  From 2010 to 2013, he was President of the Vascular Division of Teleflex Inc. and CEO of VasoNova, Inc. prior to its acquisition by Teleflex.  From 2008 to 2010, Mr. Molloy was President and CEO of MiCardia Corp.  Mr. Molloy has over 20 years of management experience in the medical device industry and also serves on the Board of Directors of privately-held ClearFlow Inc. and Velano Vascular, Inc.  He is a graduate of the Instituut der Bedrijfswetenschappen, Utrecht, Netherlands, and has an M.B.A. from the University of Chicago Booth School of Business.

The Company issued a press release with respect to the foregoing appointment, which is attached hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits – The following exhibit is filed as part of this report:

99.1	Press Release dated January 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: January 8, 2015	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer